AMENDMENT TO THE BY-LAWS

OF

DWS RREEF REAL ESTATE FUND II, INC.

A new Article XIV is hereby added to the Fund’s Amended and Restated Bylaws as follows:

“ARTICLE XIV

CERTAIN ELECTIONS

Section 1.    Exemption from Control Share Acquisition Statute.    The provisions of Sections 3-701 to 3-710 of the Maryland General Corporation Law shall not apply to any acquisition by any person of shares of capital stock of the Corporation. Pursuant to Article XIV of these Bylaws, the Board of Directors may repeal this section, in whole or in part, at any time, whether before or after an acquisition of control shares.